Exhibit 99.3

FREE TRANSLATION

National Judicial Branch

Federal Civil and Commercial Court 3

7998/2018

CABLEVISION HOLDING SA c/ COMISION NACIONAL DE VALORES s/ MEDIDAS CAUTELARES

Buenos Aires, November          , 2018.

[Opening procedural paragraph intentionally omitted]

The bond required by the injunction ordered on pp. 316/320 shall be deemed accepted.

[Closing procedural paragraphs intentionally omitted]

Signature Date: 27/11/2018

Uploaded onto the system: 28/11/2018

Signed by: ANA MARÍA ALVAREZ, FEDERAL SECRETARY